SOLICITATION STATEMENT

                          PLM FINANCIAL SERVICES, INC.

     This solicitation statement is being provided to the limited partners of PLM Equipment Growth Fund VI, a California limited partnership (referred to as either "Fund VI" or the "Partnership") pursuant to a preliminary order, dated June 29, 1999, of the United States District Court for the Southern District of Alabama issued in connection with the proposed equitable settlement of the class action litigation captioned Koch, et al. v. PLM International, Inc., et al. brought on behalf of the limited partners, unitholders who are not limited partners, and former investors in the Partnership. The litigation named as defendants PLM International, Inc., a Delaware corporation; PLM Financial Services, Inc., a Delaware corporation and the general partner of the Partnership (the "General Partner"); PLM Investment Management, Inc., a Delaware corporation ("IMI") and a subsidiary of the General Partner; and two other subsidiaries of the General Partner (collectively, the defendants). Plaintiffs filed the litigation on behalf of investors in this and other equipment partnerships managed by the General Partner and described in the documents that you are receiving along with this solicitation statement. Limited partners in two of such other partnerships are also receiving a solicitation statement virtually identical to this one.

     The proposed equitable settlement of the litigation is part of a larger settlement, including a monetary settlement, that would resolve and settle all claims brought against the defendants. To implement the equitable settlement described below and in the accompanying documents, the Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement") will be amended (the "Amendments") to:

     (a) extend the period during which the General Partner will reinvest cash flow, surplus funds and retained proceeds in equipment (the "Reinvestment Period") for 5 years;

     (b) extend until approximately January 1, 2007, the date when the General Partner anticipates that all of the Partnership's equipment will be liquidated (the "Extension");

     (c) allow the Partnership to repurchase up to ten percent 10% of the outstanding units (the "Repurchase");

     (d) require IMI to defer 25% of its equipment management fee (the "Management Fee") for a period of 2-1/2 years pending the attainment of certain financial performance goals by the Partnership; and

     (e) increase by 20% the limitations on the category of fees known as front-end fees (the "Front-End Fees") that the General Partner can receive from the Partnership, although as of January 1, 1999 the only Front-End Fees the General Partner expects the Partnership to incur will be for equipment acquisition and lease negotiation services.

     The Amendments are also being proposed to the limited partnership agreements of two other partnerships for which the General Partner acts as general partner, PLM Equipment Growth Fund V ("Fund V"), and PLM Equipment Growth and Income Fund VII ("Fund VII"), each a California limited partnership. The Partnership, Fund V and Fund VII are collectively referred to as the "Partnerships", and the limited partnership agreements of the Partnerships are collectively referred to as the "Partnership Agreements". Identical amendments to the Partnership Agreements of Funds V and VII are also referred to as the "Amendments."

     CERTAIN FACETS OF THE AMENDMENTS INVOLVE RISKS AND CONFLICTS OF INTEREST THAT SHOULD BE CONSIDERED BY THE LIMITED PARTNERS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS SOLICITATION STATEMENT AND "CONFLICTS OF INTERESTS" BEGINNING ON PAGE 28. IN PARTICULAR, LIMITED PARTNERS SHOULD CONSIDER THE FOLLOWING:

     o The Amendments will extend to approximately January 1, 2007 the date by which the General Partner anticipates all of the Partnership's equipment will be sold, which date is 5 years beyond what is contemplated by the Partnership Agreement and 3 years beyond what is contemplated by the General Partner's business model;

     o  Cash  which  the   Partnership   would   otherwise  have  available  for
        distributions to the limited partners or for reinvestment in equipment may have to be used to fund the Repurchase or to pay equipment acquisition and lease negotiation fees;

     o The limitation on Front-End Fees payable to the General Partner will be increased by 20% so that the General Partner may earn additional equipment acquisition and lease negotiation fees;

     o The aggregate amount payable to the General Partner from the Front-End Fee increase could offset benefits to the Partnership from the 2-1/2 years deferral (or even the non-payment) of 25% of the Management Fee;

     o The Amendments involve potential conflicts of interest from the General Partner receiving economic benefits with respect to the Front-End Fee increase and having the opportunity to earn Management Fees through approximately January 1, 2007;

     o Without the ability to reinvest in equipment from December 31, 1999 through December 31, 2004, Management Fees payable to IMI (an affiliate of the General Partner) would likely decrease at a greater rate than they will as a result of reinvestment in those years;

     o Pursuant to the court's order preliminarily approving the equitable settlement, and subject to final court approval, the Amendments will be implemented unless limited partners holding 50% or more of the units vote against one or more of the Amendments; and

     o The deferred portion of the Management Fee, as well as fees to plaintiff's counsel, will become payable in the event of a roll-up transaction or a successful tender offer provided that the Partnership has attained stipulated performance targets, which could deter such transactions.


         The court's order:

     (a) certified for purposes of the settlement two classes:

          (1) an equitable settlement class consisting of all persons who were unitholders in the Partnerships as of the time of the Equitable Class Preliminary Approval Order, and their assigns and successors in interest; and

          (2) a monetary settlement class consisting generally of all persons that during the period between May 23, 1989 and June 29, 1999 purchased, or received by transfer or assignment, units in any of the Partnerships and in PLM Equipment Growth Fund IV, a California limited partnership ("Fund IV"), regardless of whether they currently hold units; and

     (b) preliminarily approved the settlement pursuant to the stipulation of settlement entered into by the General Partner and the other defendants. The settlement stipulation generally provides for the settlement, discharge and release of all claims against defendants in exchange for the benefits described in this solicitation statement. The settlement, consisting of the monetary settlement and the equitable settlement, is described in greater detail in the accompanying Notice of Proposed Monetary Settlement of Class Action, Settlement Hearing and Right to Appear ("monetary notice") and the Notice of Proposed Equitable Settlement of Class Action, Settlement Hearing and Right to Appear ("equitable notice").

     This solicitation statement provides information with respect to the Amendments, the predominant component of the equitable settlement.

     Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, unless limited partners holding 50% or more of the units vote against one or more of the Amendments, the Partnership Agreement will be amended in accordance with the Amendments and the Partnership will participate in the equitable settlement. However, even if limited partners holding 50% or more of the units do not vote against Amendments, the court may still not approve the Amendments for this Partnership, in which case the Amendments will not be given effect and the Partnership will not participate in the equitable settlement.

     [Prior to issuing the order,] the court reviewed the [proposed] equitable notice and [a draft of] this solicitation statement including the manner in which the Amendments are voted on by the limited partners. See "VOTING PROCEDURES." The court asked that certain changes be made, and after reviewing such changes, approved the form and content of both this solicitation statement and the equitable notice.

     LIMITED PARTNERS WHO DO NOT WISH TO VOTE AGAINST THE AMENDMENTS SHOULD DO NOTHING; LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE AMENDMENTS MUST DO SO BY FOLLOWING THE PROCEDURES DESCRIBED HEREIN. LIMITED PARTNERS WHO FAIL TO RETURN THE FORM FOR VOTING AGAINST THE AMENDMENTS WILL BE TREATED AS IF THEY HAD VOTED IN FAVOR OF THE AMENDMENTS.

     Approval of the Amendments for the Partnership is conditioned upon: (a) limited partners holding less than one-half of the units voting against any or all of the Amendments; and (b) final court approval of the settlement after a fairness hearing that is scheduled for 10:30 a.m. on November 16, 1999 [TENTATIVE] at the United States Courthouse in Mobile, Alabama.

     This solicitation statement is being mailed to limited partners on or about ________________, 1999.

     THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS NOT VOTE AGAINST THE AMENDMENTS. PLAINTIFFS' CLASS COUNSEL SUPPORTS THE PROPOSED EQUITABLE SETTLEMENT OF WHICH THE AMENDMENTS FORM AN INTEGRAL PART.

               ALL QUESTIONS AND INQUIRIES SHOULD BE DIRECTED TO:
                                Investor Services
                         PLM Investment Management, Inc.
                   One Market Street, Steuart Tower, Suite 800
                      San Francisco, California 94105-1301
                   Telephone: (800) 626-7549 or (415) 974-1399




                              CAUTIONARY STATEMENT

     CERTAIN STATEMENTS IN THIS SOLICITATION STATEMENT RELATE TO FUTURE EVENTS AND EXPECTATIONS, AND AS SUCH, CONSTITUTE WHAT ARE CALLED "FORWARD-LOOKING STATEMENTS." FOR PURPOSES OF THIS SOLICITATION STATEMENT AND LIMITED PARTNERS' RIGHT TO BE HEARD IN COURT REGARDING THE SETTLEMENT, ANY STATEMENTS CONTAINED IN THIS SOLICITATION STATEMENT THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITATION BY THE FOREGOING DESCRIPTION, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," "PROJECTS," "DETERMINED" AND SIMILAR EXPRESSIONS USED IN THIS SOLICITATION STATEMENT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE PARTNERSHIP TO BE MATERIALLY DIFFERENT FROM HISTORICAL ACHIEVEMENTS OF THE PARTNERSHIP.


                                TABLE OF CONTENTS

SUMMARY...........................................................................................................1
       The Amendments.............................................................................................1
       Risk Factors...............................................................................................2
              Extending the Life of the Partnership Will Delay Payment of Distributions
                  to the Limited Partners Resulting from the Liquidation of the Partnership's
                  Equipment.......................................................................................2
              Cash Used to Fund the Repurchase Could Limit Distributions to Limited Partners......................2
              Cash Used to Fund the Front-End Fee Increase Could Limit Distributions to Limited Partners..........2
              Conflicts of Interest of General Partner............................................................2
              The Affirmative Vote of a Majority in Interest is Not Required to Bind all Limited
                  Partners........................................................................................2
              The Potential Acceleration in Paying Either the Deferred Portion of the Management
                  Fee and Some of Class Counsel's Fees Could Deter a Change of Control............................3
              Continuing Risk Factors.............................................................................3
       Alternatives to the Amendments.............................................................................3
       General Partner's Reasons for Recommending the Amendments..................................................3
       Voting Procedures..........................................................................................4
       No Appraisal Rights........................................................................................5
       Conflicts of Interest......................................................................................5
              General Partner.....................................................................................5
              Class Counsel.......................................................................................5

RISK FACTORS......................................................................................................6
       Risks Relating to the Amendments...........................................................................6
              Extending the Life of the Partnership Will Delay Payment of Distributions to the
                  Limited Partners Resulting from the Liquidation of the Partnership's Equipment..................6
              Cash Used to Fund the Repurchase Could Limit Distributions to Limited Partners......................6
              Cash Used to Fund the Front-End Fees Could Limit Distributions to Limited Partners..................6
              The Affirmative Vote of Majority in Interest is Not Required to Bind all Limited
                  Partners........................................................................................6
              The Potential Acceleration in Paying Either the Deferred Portion of the Management
                  Fee and Some of Class Counsel's Fees Could Deter a Change of Control............................7
       Ongoing Risks Relating to the Partnerships.................................................................7
              Equipment Leasing Business..........................................................................7
              Equipment Operations................................................................................7
              Equipment Leases....................................................................................8
              Consequences of Government Regulation...............................................................9
              Residual Value of Equipment.........................................................................9
              Risk of Loss of Equipment Registration..............................................................9
       Investment Risks...........................................................................................9
              Liability of Limited Partners.......................................................................9
              Return of Distributions............................................................................10
              Limited Transferability of Units...................................................................10
              Risks of Joint Investments.........................................................................10
              Reliance on General Partner and Conflicts of Interest..............................................11
       Tax Risks.................................................................................................11
              Federal Tax Considerations in General..............................................................11
              Partnership Status.................................................................................11
              Partnership Allocations............................................................................11
              Passive Activity Loss Limitations..................................................................11
              Sale or Other Disposition of Equipment or Units-Tax Liability.....................................12
              Reliance on Existing Law...........................................................................12
       Conflicts of Interest.....................................................................................12
              Conflict of Interest of General Partner............................................................12
              Class Counsel......................................................................................13

BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS.........................................................14
       Description of the Litigation.............................................................................14
       The Settlement............................................................................................15
              Summary of Settlement..............................................................................16
              Effect on Rights of Limited Partners...............................................................16
              Right to Terminate.................................................................................16
              Approval Procedure for the Equitable Settlement....................................................16
       Class Counsel.............................................................................................17
       Provisions of the Amendments..............................................................................17
       The Extension of the Reinvestment Period..................................................................18
       The Liquidation Extension.................................................................................18
       The  Management Fee Deferral..............................................................................18
       The Repurchase............................................................................................19
       The  Front-End Fee Increase...............................................................................19
       Comparison of Extending the Reinvestment Period and the Extension (and the Benefits
              thereof) to Liquidation and Termination of Reinvestment as Scheduled...............................20

COMPENSATION TO THE GENERAL PARTNER AND ITS AFFILIATES...........................................................23

COMPARISON OF PARTNERSHIP OPERATIONS WITH AND WITHOUT THE AMENDMENTS.............................................25

CONFLICTS OF INTEREST............................................................................................28
              General............................................................................................28
              Conflict of Interest of General Partner............................................................28
              Conflict of Interest of Class Counsel..............................................................28

IRR PROTOCOL.....................................................................................................30

TEXT OF THE AMENDMENTS...........................................................................................31
       Amendment I -The Extension................................................................................31
       Amendment II -Front-End Fee Increase......................................................................31
       Amendment III -Extension of the Reinvestment Period.......................................................31
       Amendment IV -The Repurchase..............................................................................31
       Amendment V -Enabling Amendments..........................................................................33
       Amendment VI - Actions by Limited Partners................................................................33
       Amendment VII - Disputes and Resolutions..................................................................33

VOTING PROCEDURES................................................................................................35
       Time of Voting and Record Date............................................................................35
       No Vote...................................................................................................35
       Revocability of No Vote...................................................................................36
       No Appraisal Rights.......................................................................................36
       Information Services......................................................................................36

APPENDIX A.......................................................................................................37






                                     SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this solicitation statement.

THE AMENDMENTS

     The Amendments are being proposed by the General Partner and supported by counsel for plaintiffs in the litigation (the "Class Counsel") as an integral part of the proposed equitable settlement. Pursuant to the court's order preliminarily approving the settlement Stipulation and subject to final court approval, unless limited partners holding 50% or more of the units vote against one or more of the Amendments by timely delivering a vote against the Amendments in the form attached as Appendix A ("No Vote"), the Partnership Agreement will be so amended.

     In addition, the court has scheduled the fairness hearing at which time:

o members of the equitable class who follow the procedures described in the equitable notice may appear before the court and object to any aspect of the settlement, including the Amendments, notwithstanding their failure to deliver a No Vote by ___________________, 1999 (the "No Vote Deadline");

o the General Partner will provide the court with a tabulation of the number of units held by limited partners in each Partnership that have voted against one or more of the Amendments; and

o the court may: (1) not approve the equitable settlement in the event that limited partners of any of the Partnerships holding 50% or more of the units vote against the Amendments (2) approve the equitable settlement as to one, two or all of the Partnerships so long as limited partners holding less than 50% of the units of any such Partnership vote against the Amendments, or (3) notwithstanding votes against the Amendments by limited partners holding less than 50% of the units in each Partnership, still not approve the equitable settlement.

     The Amendments will extend the period during which the Partnership will be able to reinvest in equipment by 5 years, from December 31, 1999 until December 31, 2004. During that time, the General Partner will continue to reinvest cash flow, surplus Partnership funds and retained proceeds in additional equipment, which the General Partner will endeavor to lease, and ultimately sell, consistent with the objectives of the Partnerships.

     The date by which the General Partner anticipates that the Partnership's equipment will be liquidated will also be extended to approximately January 1, 2007, which is 5 years beyond what is contemplated by the Partnership Agreement and 3 years beyond what is contemplated by the General Partner's business model.

     From January 1, 2003 until June 30, 2005, IMI will defer receipt of 25% of the Management Fee it would otherwise be entitled to receive. IMI will be entitled to be paid the deferred portion of the Management Fee by the Partnership only if the internal rate of return ("IRR") for the Partnership, as computed in accordance with the IRR Protocol (agreed to by the parties to the litigation and attached as an exhibit to the settlement stipulation), after January 1, 1999 equals or exceeds the stipulated performance target described in the IRR Protocol for this purpose. See "IRR PROTOCOL," discussed below.

     The current limitation on the Front-End Fees that can be paid by the Partnership to the General Partner will be increased by 20% so that the General Partner can earn more than currently permitted for equipment acquisition and lease negotiation services to be provided during the extended Reinvestment Period. Finally, the Partnership will offer to repurchase up to 10% of its units at the price of 80% of the net asset value per Unit determined at the end of the fiscal quarter immediately preceding the deadline for submitting a repurchase request.

RISK FACTORS

     Limited partners should carefully consider the matters disclosed under "RISK FACTORS" beginning on page 6 and "CONFLICTS OF INTEREST" beginning on page 28 before deciding whether or not to vote against the Amendments. The following is a summary of the material risks and other effects of the Amendments.

     Extending the Life of the Partnership Will Delay Payment of Distributions to the Limited Partners Resulting from the Liquidation of the Partnership's Equipment. Each limited partner's investment will change from an ownership interest in a partnership whose Partnership Agreement contemplates that it will liquidate its equipment assets and distribute the sales proceeds before approximately January 1, 2002 (and whose General Partner's business model contemplates doing so by approximately January 1, 2004) to one that will, consistent with the General Partner's fiduciary duties, liquidate its equipment assets and distribute the sales proceeds before approximately January 1, 2007.

     Cash Used to Fund the Repurchase Could Limit Distributions to Limited Partners. In order to fund the Repurchase, the Partnership may have to use cash which would otherwise be available for distributions to the limited partners or for reinvestment in equipment.

     Cash Used to Fund the Front-End Fee Increase Could Limit Distributions to Limited Partners. Part of the equitable settlement includes increasing by 20% the current limitation on Front-End Fees which can be paid by the Partnership to the General Partner. Any amounts paid to the General Partner as a result of the Front-End Fee increase will be unavailable for distributions to the limited partners or for reinvestment in equipment.

     Conflicts of Interest of General Partner. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect, including the facts that: (a) the General Partner will earn Front-End Fees for five additional years; (b) the General Partner's affiliate, IMI, will earn Management Fees for three additional years; and (c) the limitation on the Front-End Fees the General Partner could receive will be increased by 20% over current limits. See "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

     The Affirmative Vote of a Majority in Interest is Not Required to Bind all Limited Partners. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Amendments will be effective unless limited partners holding 50% or more of the units vote against one or more of the Amendments. Under the Partnership Agreement in its current form, if the Amendments were not subject to a judicial determination and court order following the fairness hearing, the Amendments could be effected only by obtaining the affirmative approval of limited partners holding not less than a majority of the units. See "VOTING PROCEDURES."

     The Potential Acceleration in Paying Either the Deferred Portion of the Management Fee and Some of Class Counsel's Fees Could Deter a Change of Control. The IRR Protocol provides that, to the extent the applicable conditions have been met, the portion of the Management Fee which will be deferred, as well as the Equitable Class Fee and Expense Award (defined below), will be payable in a lump sum in the event the limited partners approve a roll-up transaction or more than 50% of the units in the Partnership are tendered in response to a registered tender offer but only if the stipulated performance target described in the IRR Protocol has been attained. Absent a roll-up or tender, such fees would be paid over time subject to the conditions described in the IRR Protocol being met with funds available for distribution to the unitholders. These provisions could have the effect of deterring a roll-up transaction or a tender offer. See "IRR PROTOCOL" and "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel."

     Continuing Risk Factors. See "RISK FACTORS - Ongoing Risks Relating to the Partnership" for a discussion of risks which are similar to those that were present at the time limited partners invested in the Partnership.

ALTERNATIVES TO THE AMENDMENTS

     In the event the Amendments are not approved by the court, or limited partners holding 50% or more of the units vote against the Amendments, the General Partner will continue to operate the Partnership according to its current business plan. This business plan anticipates reinvesting available cash in additional equipment through December 31, 1999, after which the Partnership will enter a holding phase until all of the equipment has been sold. During the holding phase, equipment may be re-leased or sold, but no new equipment can be purchased. The General Partner currently anticipates that the equipment will be fully sold by January 1, 2004, after which the General Partner will proceed to wind up the affairs of the Partnership and distribute all remaining funds, after providing for Partnership obligations, to the limited partners.

GENERAL PARTNER'S REASONS FOR RECOMMENDING THE AMENDMENTS

     The Amendments were proposed by the General Partner in connection with the settlement and pursuant to the settlement stipulation. The General Partner believes that the Extension (of the anticipated liquidation date) and extending the Reinvestment Period are likely to provide the General Partner with greater flexibility both to generate additional revenue from continuing to lease an asset and to determine when to sell an asset based on market conditions. In other words, the General Partner believes that much of the Partnership's equipment will have future cash flow generating potential from continued rentals and eventual sales proceeds and that the present value thereof will exceed the present value of continued rentals and the sales proceeds of that same equipment based upon the expected liquidation date. Additionally, capital improvements could profitably be made to some types of equipment which improvements would not be made if the equipment was to be liquidated as scheduled. Finally, the Partnership has invested in significant infrastructure (trailer rental yards and railcar rental offices) which could allow the Partnership to employ assets that could continue to earn an attractive return during an additional period of time. There can be no assurance, however, that the performance of the Partnership through the Extension will achieve the anticipated benefits described herein and in the equitable notice, or that the equipment markets, looking forward, will support such results when the General Partner determines to sell assets. See "RISK FACTORS - Ongoing Risks Relating to the Partnership."

     The General Partner believes its recommendation in favor of the Amendments is also supported by: (a) the process of arm's length negotiation of the structure, terms and conditions of the Amendments with Class Counsel acting on behalf of the equitable class; (ii) the General Partner's knowledge that any amendments to the Partnership Agreement would necessarily entail obtaining preliminary and final approval by the court of the equitable settlement, including the Amendments; and (iii) the opportunity for each limited partner both to vote against the Amendments and/or to object to the settlement in court as part of the fairness hearing. In addition, those holders of units who are not limited partners will also have the opportunity to object to the settlement as part of the fairness hearing. The General Partner's judgment, however, may be affected by the fact that it will derive financial benefits from the Amendments, and is thus subject to conflicts of interest. See "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

VOTING PROCEDURES

     Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Partnership Agreement will be amended in accordance with the Amendments unless limited partners holding 50% or more of the units vote against any or all of the Amendments. Limited partners may vote against the Amendments by delivering a No Vote to the General Partner. Limited partners may also object to any aspect of the equitable settlement, including the Amendments, at the fairness hearing by following the procedures set forth in the equitable notice which accompanies this solicitation statement. However, even if limited partners holding 50% or more of the units do not vote against the Amendments, the court may not approve the settlement as to a particular Partnership, and then the Amendments will not be given effect and that Partnership will not participate in the equitable settlement.

     LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE AMENDMENTS MUST RETURN A SIGNED NO VOTE (THE FORM OF WHICH IS ATTACHED AS APPENDIX A) TO GILARDI & CO., 1115 MAGNOLIA AVENUE, LARKSPUR, CALIFORNIA 94977, AS SOON AS POSSIBLE, BUT IN ANY EVENT, NO LATER THAN _____________, 1999, FOR THIS AND ANY OTHER PARTNERSHIP IN WHICH THEY HOLD UNITS. THE NO VOTE MUST CONTAIN THE NAME AND ADDRESS OF THE LIMITED PARTNER, AND THE NUMBER OF UNITS HELD BY THE LIMITED PARTNER.

     Limited partners holding units as of June 29, 1999 (the "Record Date"), have until 5:00 p.m. Pacific Time, on ____________, 1999, unless extended, to submit their Notice of Vote Against the Amendments (the "Voting Deadline").

     Limited partners may withdraw or revoke their No Vote at any time prior to the Voting Deadline. See "VOTING PROCEDURES - Revocability of No Vote."

     THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS NOT VOTE AGAINST THE AMENDMENTS. CLASS COUNSEL SUPPORTS THE PROPOSED EQUITABLE SETTLEMENT OF WHICH THE AMENDMENTS FORM AN INTEGRAL PART. The General Partner and Class Counsel are subject to conflicts of interest with respect to the Amendments. See "CONFLICTS OF INTEREST."

NO APPRAISAL RIGHTS

     Neither the Partnership Agreement nor state law provides for dissenters' or appraisal rights to limited partners who object to the Amendments. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such right will be provided by the Partnership in connection with the Amendments.

CONFLICTS OF INTEREST

     General Partner. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect. For a discussion of the conflicts of interest of the General Partner with respect to the Amendments, see "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

     Class Counsel. Limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to their support of the equitable settlement, of which the proposed Amendments form an integral part. The fees and expenses of Class Counsel, if approved by the court, will be paid in part from the cash settlement pool provided by the defendants pursuant to the monetary settlement. In addition, as part of the equitable settlement, Class Counsel will apply for an additional fee and expenses award (the "Equitable Class Fee and Expense Award") from any Partnership participating in the settlement, which will be paid by the equitable settlement class members. Defendants shall have no separate liability for the payment of the Equitable Class Fee and Expense Award, and it will be paid to Class Counsel only if the Partnership's IRR after January 1, 1999 exceeds the stipulated performance target described in the IRR Protocol for this purpose. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel" and "IRR PROTOCOL."




                                  RISK FACTORS

     The Amendments involve certain risks and other adverse factors. Limited partners are urged to read this solicitation statement in its entirety, including all appendices and supplements hereto, and should consider carefully the following factors in determining whether to vote against one or more of the Amendments, as well as whether to object to the settlement in court as part of the fairness hearing scheduled for November 16, 1999.[tentative]

RISKS RELATING TO THE AMENDMENTS

     Extending the Life of the Partnership Will Delay Payment of Distributions to the Limited Partners Resulting from the Liquidation of the Partnership's Equipment. Each limited partner's investment will change from an ownership interest in a partnership whose Partnership Agreement contemplates that it liquidate its assets before approximately January 1, 2002 (and whose General Partner's business model contemplates doing so by approximately 2004) and shortly thereafter to wind up the affairs of the Partnership and distribute all remaining funds, after providing for Partnership obligations, to the limited partners, to one that will, consistent with the General Partner's fiduciary duties, liquidate its equipment before January 1, 2007 and shortly thereafter wind up the affairs of the Partnership and after providing for Partnership obligations, distribute all remaining funds to the limited partners. Therefore, as a result of the Amendments it is anticipated that limited partners will not receive final distributions from the liquidation and dissolution of the
Partnership  until   approximately  5  years  later  than  contemplated  by  the
Partnership Agreement and 3 years later than contemplated by the General Partner's business model.

     Cash Used to Fund the Repurchase Could Limit Distributions to Limited Partners. In order to fund the Repurchase, the Partnership may have to use cash which would otherwise be available for distributions to the limited partners or for reinvestment in equipment.

     Cash Used to Fund the Front-End Fees Could Limit Distributions to Limited Partners. Part of the equitable settlement includes increasing by 20% the current limitation on the Front-End Fees which can be paid by the Partnership to the General Partner. Any amounts paid to the General Partner for equipment acquisition and lease negotiation services as a result of the Front-End Fee increase will be unavailable for distributions to limited partners or for reinvestment in equipment. Furthermore, the aggregate amount paid to the General Partner as a result of the Front-End Fee increase could offset any benefits to the Partnership resulting from IMI deferring (or even not receiving) 25% of the Management Fee. During the time frame when IMI defers receiving 25% of the Management Fee, the Partnership will retain the deferred fees and may reinvest them in equipment, deposit them in interest bearing accounts, or do both. The Partnership's return on those investments, or even the Partnership's savings if it does not pay IMI any of the deferred portion of the Management Fee (if IMI does not achieve the stipulated performance target) may be less than the amount of Front-End Fees payable to the General Partner as a result of the increase in the limitation on those fees.

     The Affirmative Vote of Majority in Interest is Not Required to Bind all Limited Partners. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to the final court approval, the Amendments will be effective unless limited partners holding 50% or more of the units vote against one or more of the Amendments. If the Amendments were not subject to a judicial determination and court order following the fairness hearing, the Amendment could be effected only by obtaining the affirmative approval of limited partners holding not less than a majority of the units. See " VOTING PROCEDURES."

     The Potential Acceleration in Paying Either the Deferred Portion of the Management Fee and Some of Class Counsel's Fees Could Deter a Change of Control. The IRR Protocol provides that the portion of the Management Fee (25%) which will be deferred, as well as the Equitable Class Fee and Expense Award, will be payable in a lump sum in the event the limited partners approve a roll-up transaction or more than 50% of the units in the Partnership are tendered in response to a registered tender offer (both a "Change of Control"), but only if the General Partner and Class Counsel agree that the stipulated performance targets described in the IRR Protocol would have been attained absent the Change of Control. Without a Change of Control, such fees would be paid over time, subject to the conditions described in the IRR Protocol being met with funds available for distribution to the unitholders. These provisions could have the effect of deterring a roll-up transaction or a tender offer. See "IRR PROTOCOL," "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel," and "- Conflict of Interest of General Partner."

ONGOING RISKS RELATING TO THE PARTNERSHIPS

     Throughout the Extension, the operation of the Partnership will continue to be subject to risks similar to those that were present at the time limited partners purchased their units, the most important of which are discussed below. Others are set forth in the Prospectus for the Partnership, copies of which are available from the General Partner.

     Equipment Leasing Business. The success of the Partnership during the Extension will depend, in part, upon the availability of equipment that fits within the investment objectives of the Partnership, the quality of the equipment, the timing of equipment purchases, the terms of any leases to which the equipment will be subject and the credit quality of the lessees. Equipment leasing is subject to the risk of technological and economic obsolescence and the risks associated with the inability to lease the equipment and the defaults of lessees. A Partnership may acquire items of equipment for which it does not have a lease commitment. There can be no assurance that there will be a demand for each item of equipment from a commercially acceptable lessee. Therefore, it is possible that items of equipment may be acquired which do not generate any rental revenues for a Partnership. Moreover, while the General Partner will investigate prospective lessees to ascertain whether they will be able to meet their obligations under proposed leases, there is no assurance that a lessee will actually meet its obligations under a lease.

     Equipment Operations. Equipment ownership and operation is a business and, like any business, is dependent upon maintaining acceptable levels of income and operating expense. The principal business risk associated with equipment ownership and operation is the possible inability to keep all the equipment under leases yielding revenues which, after payment of operating expenses, provide, together with any anticipated sale proceeds, a return acceptable to the equipment owner. The ability to achieve this result may be adversely affected by the economic and business factors to which the transportation industry in general, and the equipment leasing industry in particular, are subject. Most of these factors are beyond the control of the General Partner, IMI and the lessees of the equipment, and include:

o general economic conditions such as inflation, fluctuations in general business conditions and availability of financing;

o fluctuations in supply and demand for various types of equipment resulting from, among other things, obsolescence, changes in the methods or economics of a particular mode of transportation or changes in governmental regulations or safety standards;

o increases in maintenance expenses, taxes, insurance costs and management fees attributable to the equipment, which cannot be offset by increased revenues from the equipment;

o the risk of an uninsured loss with respect to the equipment or an insured loss for which insurance proceeds are inadequate, resulting in a possible loss of invested capital in and any profits anticipated from such equipment;

o the effects of strikes and other labor disputes on a Partnership's acquisition of equipment, the lessees of equipment and the transportation industry generally;

o bankruptcies, contract disputes or defaults in payment by lessees of the equipment resulting in uncollectible accounts;

o the risk of foreign expropriation of, or damage to, equipment used on the high seas and in foreign countries, such as certain marine vessels, cargo containers, and aircraft; and

o loss of revenues during periods when the equipment is not being utilized.

     Equipment Leases. Equipment leases may be categorized into two general types: (1) short- and mid-term leases under which the lessor normally will receive aggregate rental payments in an amount that is less than the lessor's purchase price of the equipment (referred to as operating leases) and (2) long-term leases under which the noncancellable rental payments due during the initial term of the lease are sufficient to recover the investment in such equipment and to provide a return on such investment (commonly known as full payout net leases). It is presently contemplated that each Partnership will continue to invest primarily in equipment which will be subject to operating leases. Because operating leases are for terms insufficient to recover the purchase price of the subject equipment, in order to recover a Partnership's investment in such equipment, the Partnership will, on termination of an operating lease, either have to obtain a renewal from the original lessee, find a new lessee or sell the equipment. There can be no assurance that there will be either demand for the equipment from commercially acceptable lessees on commercially acceptable terms, or purchasers for the equipment at the termination of an operating lease. Failure to renew leases, to enter into subsequent leases or to sell the equipment after the expiration of the initial term of an operating lease may result in the loss of anticipated revenues and the inability to recover the Partnership's investment in the equipment. The risks associated with operating leases are magnified with respect to short-term operating leases. In connection with operating leases, the Partnership may encounter considerable competition from other lessors offering full payout net leases. While some lessees prefer the flexibility offered by a shorter term operating lease, other lessees prefer the longer term and lower rate possible with a full payout net lease. Competitors of the Partnership may write full payout net leases at lower rates, or larger competitors with a lower cost of capital may offer operating leases at lower rates, and as a result, assuming the same acquisition costs of equipment, a Partnership may be at a competitive disadvantage.

     Consequences of Government Regulation. The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities which may impose restrictions and financial burdens on the Partnership's ownership and operation of equipment and, accordingly, affect the profitability of the Partnership. Changes in government regulations or industry standards, or deregulation, may also affect the ownership, operation and resale of equipment. In addition, certain types of equipment (such as railcars, aircraft and vessels) are subject to extensive safety and operating regulations by governmental agencies and/or industry organizations. Such agencies or organizations may require modifications or capital improvements to items of equipment which may result in the removal of such equipment from service for a period of time. If the Partnership, due to insufficient funds, was unable to make a required improvement or modification, it might be required to sell the affected item of equipment or to sell other items of equipment owned by it in order to obtain the necessary funds; in either event, the Partnership might sustain a loss on its investment in the items sold and might lose future revenues, and the limited partners might experience adverse tax consequences.

     Residual Value of Equipment. The ultimate cash return from an investment in units (without giving effect to any tax savings) will depend in part upon the continuing value (either for sale or continued operation) of the equipment, which in turn depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand regarding the equipment. Some of these factors are not within the control of the General Partner.

     Risk of Loss of Equipment Registration. Aircraft and marine vessels which may be acquired by the Partnership are subject to certain registration requirements. Registration with the Federal Aviation Association or its foreign equivalent may be required for the operation of aircraft within the United States or foreign countries. Similarly, certain types of marine vessels must be registered with the appropriate governmental bodies prior to operation and rolling stock and over-the-road vehicles may be subject to registration requirements. Failure to register or loss of such registration for these types of equipment could result in substantial penalties, the premature sale of such equipment and the inability to operate and lease such equipment.

INVESTMENT RISKS

     Liability of Limited Partners. The principles of law governing the limitation of liability of limited partners in a limited partnership have not been authoritatively established as to partnerships organized under the laws of one jurisdiction but operating or owning property, incurring obligations, or having partners resident in other jurisdictions. The Partnership is governed by the California Revised Limited Partnership Act (the "Revised Act"), which provides that the exercise by limited partners of certain rights relating to the internal affairs or organization of a partnership (such as, for example, a right to vote on the removal of a general partner or on the dissolution of the partnership) does not have the effect of subjecting the limited partners to liability as general partners.

     A substantial number of states have adopted legislation which includes a section comparable to that provision of the Revised Act which provides that the laws of the state under which a foreign limited partnership is organized govern its organization and internal affairs and the liability of its partners. Accordingly, in such states, the limitation of liability of limited partners provided by the Revised Act should be respected. In those jurisdictions which have not adopted similar legislative provisions, the General Partner believes that strong arguments may be made in support of the conclusion that California law should govern as to the liability of limited partners and that neither the possession nor the exercise of such rights should affect the limited liability of limited partners; however, since there is no authoritative precedent on this issue, a question exists as to whether the exercise (or perhaps even the existence) of such rights might provide a basis for a court in such a jurisdiction to hold that the limited partners are not entitled to the limitation of liability provided by the Partnership Agreement and California law.

     Return of Distributions. In accordance with the Revised Act, limited partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to limited partners on account of their interest in the Partnership) exceed the fair value of their assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

     Limited Transferability of Units. The units cannot be transferred without the consent of the General Partner which may be withheld in its absolute discretion. The General Partner intends to limit transfers so that they do not exceed the number of transfers permitted by one of the safe harbors available under IRS Notice 88-75 for the period prior to January 1, 2006, and the Treasury Regulations under Section 7704, thereafter, which were issued to furnish guidance regarding the publicly traded partnership rules of Section 7704 of the Internal Revenue Code. Generally, this safe harbor requires all nonexempt transfers and redemptions of units in any calendar year not to exceed 5% (2% after December 31, 2005) of the outstanding interest in the capital or profits of a Partnership. Therefore, unitholders may not be able to liquidate their investments in the event of an emergency. Moreover, the units may not be readily acceptable as collateral for a loan.

     Risks of Joint Investments. The Partnership may participate on a co-tenancy or partnership basis in investments in certain types of equipment, the purchase prices of which are substantial. The investment by a Partnership in a venture which owns equipment may, under certain circumstances, involve risks not otherwise present if the Partnership were the sole owner of the equipment, including, for example, risks associated with the possibility that the Partnership's co-investors might become bankrupt, that such co-investors may at any time have economic or business interests or goals which are inconsistent with those of the Partnership, or that such co-investor may be in a position to take action contrary to the instructions or the requests of the Partnership or contrary to the Partnership's policies or objectives. Among other things, actions by such a co-investor might have the result of subjecting equipment owned by the venture to liabilities in excess of those contemplated by the Partnership or might have other adverse consequences for the Partnership. Inasmuch as no one of the co-investors may control the venture, there will be a potential risk of impasse on decisions, including a proposed sale of the equipment, and, although it is anticipated that each co-investor (including the Partnership) will have a right of first refusal should one or more of the other co-investors desire to sell equipment owned by the venture, the Partnership may not have the resources to purchase such equipment.

     Reliance on General Partner and Conflicts of Interest. All decisions with respect to management of the Partnership, including the determination as to which equipment to acquire, will continue to be made exclusively by the General Partner and its affiliates. The future success of the Partnership, to a large extent, will depend on the quality of its management, particularly as it relates to equipment acquisition, releasing and disposition. Limited partners are not permitted to take part in the management of the Partnership. The interests of limited partners may be inconsistent in some respects with the interest of the General Partner and its affiliates.

TAX RISKS

     Federal Tax Considerations in General. A ruling from the IRS has not been obtained, and the General Partner does not presently intend to apply for a ruling, with respect to any of the tax considerations associated with an investment in units. It should be noted that the determination of items of Partnership income, gain, loss, deduction and credit will be made at the Partnership level rather than in separate proceedings with unitholders, and unitholders generally will be required to report Partnership items consistent with the Partnership's tax returns. Any adjustment to a tax return of the Partnership as a result of an audit by the Service would also result in adjustment to the tax returns of the unitholders, and may result in an examination of other items in such returns unrelated to the Partnership, or an examination of prior years' tax returns. Unitholders could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome. For any year in which the Partnership has income in excess of deductions, each unitholder will be required to report his, her or its share of such income on his federal and state tax returns and will be responsible for the payment of taxes thereon. Such taxes might in some cases be greater than cash distributions received by the unitholder from a Partnership for the year.

     Partnership Status. The General Partner has not requested, and does no intend to request, a ruling from the Service that the Partnership will be treated as a partnership and not as an "association" taxable as a corporation. In the absence of a ruling, there can be no assurance that a Partnership will not constitute an association taxable as a corporation. In this regard, the IRS may successfully contend that the Partnership should be deemed a publicly traded partnership that is treated as a corporation for federal income tax purposes rather than as a partnership. In such event, substantially all of the possible tax benefits (primarily non-taxation of the Partnership and a passthrough to investors of all income and losses) of an investment in the Partnership could be eliminated. If the Partnership were treated as a publicly treated partnership, the following results would occur: (a) the Partnership would be taxed at income tax rates applicable to corporations; (b) distributions to the unitholders would be taxable to them as dividend income to the extent of current and accumulated earnings and profits. In order to minimize the possibility of PTP treatment for the Partnership, the Partnership Agreement provides for restrictions on transfers of units by incorporating certain "safe harbor" tests specified in the applicable tax authorities.

     Partnership Allocations. If the allocations of Partnership profit and loss to the unitholders made pursuant to the Partnership Agreement are successfully challenged by the IRS, unitholders may be required to recognize additional taxable income without any corresponding increase in distributions of cash from the Partnership.

     Passive Activity Loss Limitations. Unitholders may not be able currently to deduct Partnership tax losses as a result of limitations on the current utilization of passive activity losses.

     Sale or Other Disposition of Equipment or Units - Tax Liability. A sale or other disposition of equipment or the disposition of a unitholder's interest in the Partnership may result in a tax liability to the unitholder in excess of any cash proceeds received by such unitholder. To the extent a unitholder's federal tax liabilities exceed cash proceeds, such excess would be a nondeductible cost to such unitholder.

     Reliance on Existing Law. Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws. There is no assurance that changes in the interpretation of applicable tax laws will not be made by administrative or judicial action which will adversely affect the tax consequences of an investment in units. Administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur. Periodic consultations with an investor's professional advisor may be necessary given the possibility of such changes.

CONFLICTS OF INTEREST

     Conflict of Interest of General Partner. The General Partner initiated and participated in the structuring of the Amendments and has the following conflicts of interest with respect to their effect:

     (A) As part of the Amendments, the limitation on Front-End Fees that can be paid to the General Partner by the Partnership will be increased by 20%, so that the General Partner can earn such fees up to 20% in excess of the amount proscribed in the Statement of Policy of the North American Securities Administrators Association, Inc. effective as of January 1, 1999.

     (B) The General Partner will earn Front-End Fees for an additional 5 years as a result of the extension of the Reinvestment Period. The only Front-End Fees that will be earned by the General Partner during the Reinvestment Period, except for reimbursable expenses relating to equipment acquisition and leasing, are equipment acquisition and lease negotiation fees; during the period 1996 through 1998 the Partnership paid the General Partner on average equipment acquisition and lease negotiation fees of $1,252,700 per year.

     (C) IMI, an affiliate of the General Partner, will earn Management Fees for approximately 5 additional years than is contemplated by the Partnership Agreement and approximately 3 additional years than is contemplated by the General Partner's business model. Additionally, the ability to reinvest from December 31, 1999 through December 31, 2004 will result in the level of Management Fees not decreasing at as great a rate as they likely would otherwise, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment. During the period 1996 through 1998 the Partnership paid IMI on average Management Fees of $1,597,200 per year.

     (D) If any portion of the Management Fee has been deferred at the time a Change of Control occurs, the deferred portion may be payable in a lump sum if the General Partner and Class Counsel agree that the stipulated performance target described in the IRR Protocol would have been attained absent the Change of Control.

     See "CONFLICTS OF INTEREST - Conflict of Interest of General Partner," "COMPENSATION TO THE GENERAL PARTNER AND ITS AFFILIATES" and "IRR PROTOCOL," for a fuller discussion.

     Class Counsel. In assessing Class Counsel's support of the equitable settlement of which the proposed Amendments form an integral part, limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to such support. In particular, the fees and expenses of Class Counsel, if approved by the court, will be paid in part from the cash settlement fund provided by the defendants pursuant to the monetary settlement. In addition, as part of the equitable settlement, Class Counsel will apply for the Equitable Class Fee and Expense Award which will be paid by the equitable settlement class Members and not by the defendants. The Equitable Class Fee and Expense Award will be payable in a lump sum in the event of a Change of Control if the General Partner and Class Counsel agree that the stipulated performance target described in the IRR Protocol would have been attained absent the Change of Control. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel" and "IRR PROTOCOL."


            BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS

DESCRIPTION OF THE LITIGATION

     PLM International, Inc., IMI, the General Partner and two subsidiaries of the General Partner are named as defendants in the litigation, a lawsuit filed as a purported class action on January 22, 1997 in the Circuit Court of Mobile County, Mobile, Alabama, Case No. CV-97-251). Plaintiffs, who filed the complaint on their own and on behalf of all class members similarly situated, are six individuals who invested in the Partnerships, for which the General Partner acts as the general partner. The complaint asserts eight causes of action against all defendants, as follows: fraud and deceit, suppression, negligent misrepresentation and suppression, intentional breach of fiduciary duty, negligent breach of fiduciary duty, unjust enrichment, conversion, and conspiracy. Additionally, plaintiffs allege a cause of action against PLM Securities Corp. for breach of third party beneficiary contracts in violation of the National Association of Securities Dealers rules of fair practice. Plaintiffs allege that each defendant owed plaintiffs and the class certain duties due to their status as fiduciaries, financial advisors, agents, and control persons. Based on these duties, plaintiffs assert liability against defendants for improper sales and marketing practices, mismanagement of the Partnerships, and concealing such mismanagement from investors in the Partnerships. Plaintiffs seek unspecified compensatory and recissory damages, as well as punitive damages, and have offered to tender their limited partnership units back to the defendants.

     In March 1997, the defendants removed the litigation from the Alabama state court to the United States District Court for the Southern District of Alabama, Southern Division (Civil Action No. 97-0177-BH-C) based on the United States District Court's diversity jurisdiction, following which plaintiffs filed a motion to remand the action back to the Alabama state court. Removal of the action to federal court automatically nullified the Alabama state court's ex parte certification of the class. In September 1997, the court denied plaintiffs' motion to remand the action to Alabama state court and dismissed without prejudice the individual claims of the California plaintiff, reasoning that he had been fraudulently joined as a plaintiff. In October 1997, defendants filed a motion to compel arbitration of plaintiffs' claims, based on an agreement to arbitrate contained in the Partnership Agreement of each Partnership, and to stay further proceedings pending the outcome of such arbitration. Notwithstanding plaintiffs' opposition, the court granted defendants' motion in December 1997.

     On June 5, 1997, the defendants were sued in another purported class action filed in the San Francisco Superior Court, San Francisco, California, Case No. 987062 (the "Romei Action"). The plaintiff in the Romei Action (the "Romei Plaintiff") is an investor in Fund V, and filed the complaint on her own behalf and on behalf of all class members similarly situated who invested in certain California limited partnerships for which the General Partner acts as the general partner, including the Partnerships. That complaint alleges the same facts and the same nine causes of action as in the litigation, plus five additional causes of action against all of the defendants, as follows: violations of California Business and Professions Code Section 17200, et seq. for alleged unfair and deceptive practices, constructive fraud, unjust enrichment, violations of California Corporations Code Section 1507, and a claim for treble damages under California Civil Code Section 3345.

     On July 31, 1997, defendants filed with the United States District Court for the Northern District of California (the "California federal court") (Case No. C-97-2847 WHO) a petition under the Federal Arbitration Act seeking to compel arbitration of the Romei Plaintiff's claims and for an order staying the California state court proceedings pending the outcome of the arbitration. In connection with this motion, the Romei Plaintiff agreed to a stay of the California state court action pending the California federal court's decision on the petition. In October 1997, the California federal court denied the petition, but in November 1997, agreed to hear the General Partner's motion for reconsideration of this order. The hearing on this motion has been taken off calendar and the California federal court has dismissed the petition pending settlement of the Romei Action. The California state court action continues to be stayed pending such resolution. In connection with her opposition to the petition, the Romei Plaintiff filed an amended complaint with the California state court in August 1997, alleging two new causes of action for violations of the California Securities Law of 1968 (California Corporations Code Sections 25400 and 25500) and for violation of California Civil Code Sections 1709 and 1710. Plaintiff also served certain discovery requests on defendants. Because of the stay, no response to the amended complaint or to the discovery is currently required.

     In May 1998, all parties to the litigation and Romei Action entered into a memorandum of understanding related to the settlement of those actions (the monetary settlement). The monetary settlement provides for the certification of a class for settlement purposes, and the settlement and release of all claims against defendants and third party brokers in exchange for payment for the benefit of the monetary class of up to $6,000,000. The final settlement amount will depend on the number of claims filed by authorized claimants who are members of the monetary class, the amount of the administrative costs incurred in connection with the settlement, and the amount of attorneys' fees awarded by the court. The General Partner will pay up to $300,000 of the monetary settlement, with the remainder being funded by an insurance policy.

     The parties to the monetary settlement have also agreed to an equitable settlement described herein. Defendants continue to deny each of the claims and contentions and admit no liability in connection with the proposed settlement. The General Partner continues to believe that the allegations contained in the litigation and Romei Action are completely without merit, and intends to continue to defend this matter vigorously if the monetary settlement is not consummated.

THE SETTLEMENT

     On February 9, 1999, Class Counsel and the defendants entered into the settlement stipulation, which was preliminarily approved by order of the court dated June 29, 1999.

     The order:

     (a) certified two classes for settlement purposes - one pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure for monetary relief and the other pursuant to Rule 23(b)(1) and (2) for equitable relief;

     (b) approved the form of equitable notice and directed that it be sent, along with this solicitation statement, to the applicable equitable class members subsequent to the filing and clearance of the solicitation statement with the Securities and Exchange Commission; and

     (c) scheduled a date for the fairness hearing at which all class members will have an opportunity to be heard.

     The monetary class members consist of, among others, all persons who between May 23, 1989 and June 29, 1999 purchased units in the Partnerships and Fund IV, regardless of whether they currently hold units. The equitable class members consist of, among others, all unitholders in the Partnerships as of June 29, 1999. There is substantial overlap between the two classes and they are not mutually exclusive. Accordingly, everyone who is a member of the equitable class will also be a member of the monetary class. However, not all monetary class members will be equitable class members because they were not unitholders of a Partnership as of June 29, 1999. If a person who is a member of both the equitable class and monetary class opts out of the monetary class, he or she may still be permitted to pursue a claim for money damages notwithstanding the fact that he or she remains a member of the equitable class. Conversely, a person who is a member of both the equitable class and the monetary class will be able to object to the equitable settlement in court and, if he or she is also a limited partner, to vote against the equitable settlement by voting against one or more of the Amendments in response to this solicitation statement, while still participating in the monetary settlement by not opting out. However, equitable class members whose Partnership participates in the equitable settlement -- i.e., where less than 50% of the units held by limited partners of such Partnership vote against the Amendments -- may not opt out of the equitable class. They may, however, object to the equitable settlement in court at the fairness hearing.

     Summary of Settlement. The settlement is comprised of two parts, the monetary settlement, which involves the Partnerships and Fund IV, and the equitable settlement in which only the Partnerships (but not Fund IV) may participate, as more fully set forth in the accompanying two separate notices of the equitable and monetary settlements. The monetary settlement in part requires defendants to pay up to $6,000,000 in settlement of the monetary class claims. The $6,000,000 was deposited into a settlement account on July 21, 1999. Monetary class members who properly file claims with the settlement administrator will be paid in accordance with a plan of allocation that was formulated by Class Counsel and is to be considered for final approval by the court. The equitable settlement in part extends the Reinvestment Period, permitting the General Partner to reinvest cash flow, surplus Partnership funds or retained proceeds of the Partnership in equipment into the year 2004, and then the General Partner will liquidate the equipment assets of the Partnership by approximately January 1, 2007.

     Effect on Rights of Limited Partners. The settlement will result in the full and complete settlement, discharge and release of the claims by class members against the General Partner and the other defendants and others in connection with or which arise out of the allegations made in the litigation. Each Class Member who does not opt out of the monetary settlement will be restrained from commencing or prosecuting any claims settled and released as part of the monetary settlement.

     Right to Terminate. The defendants may, at their sole discretion, terminate either the monetary or equitable settlements if requests for exclusion from the monetary class, or the percentage of limited partner votes against the Amendments (in the equitable settlement), reach certain pre-determined levels.

     Approval Procedure for the Equitable Settlement. Approval of the equitable settlement, including the Amendments, is in the sole discretion of the court. The equitable settlement provides that, assuming certain other conditions are met, the Partnership Agreement will be amended to give effect to the Amendments unless limited partners holding 50% or more of the units in such Partnership vote against one or more of the Amendments. Limited partners have until _________________, 1999 to vote against one or more of the Amendments. Thus, this Partnership will participate in the equitable settlement if:

     1. limited partners holding less than 50% of the units of a given Partnership vote against the Amendments;

     2. the court approves of the Partnership being included in the equitable settlement; and

     3. the other terms and conditions of the settlement stipulation are satisfied or waived.

     Under the Partnership Agreement, if the Amendments were not subject to a judicial determination and court order following the fairness hearing (as provided for in the settlement stipulation), the Amendments could only be effected by obtaining the approval of the limited partners holding not less than a majority of the units.

     In addition to a limited partner's right in the equitable settlement to vote against the Amendments by delivery of a No Vote pursuant to this solicitation statement, a limited partner may object in court to the monetary or equitable settlements by following the procedures set forth in the monetary or equitable notices which accompany this solicitation statement.

CLASS COUNSEL

     Class Counsel consists of law firms located throughout the United States, each of which is unaffiliated with the General Partner. Such firms were selected by the individual plaintiffs who commenced or intervened in the litigation, all of whom are limited partners, to represent and act on behalf of other limited partners and unitholders in the litigation, including settlement of the litigation. Class Counsel are coordinated by Michael E. Criden of the law firm of Hanzman, Criden, Chaykin, Ponce and Heise in Miami, Florida.

     Each of plaintiffs' law firms is experienced in representing investors in securities and limited partnership class action litigation, and each has represented investors in complex settlement negotiations resulting in a variety of settlement transactions. Class Counsel investigated the claims asserted against the defendants in the litigation, conducted discovery, including the review of numerous documents, and conducted extensive negotiations with the General Partner resulting in the settlement.

     Class Counsel may be deemed to have a conflict of interest in their support of the equitable settlement, of which the proposed Amendments form an integral part, because Class Counsel intends to apply to the court for an award of fees and reimbursement of expenses. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel." Class Counsel's fee application are subject to the approval of the court.

PROVISIONS OF THE AMENDMENTS

     The Amendments, if approved by the court and the limited partners, will consist of five material components, each described below:

     o The extension of the Reinvestment Period by 5 years;

     o The extension, until approximately January 1, 2007, of the date by which the General Partner anticipates that all of the Partnership's equipment will be liquidated, which is 5 years beyond what is contemplated by the Partnership Agreement and 3 years beyond what is contemplated by the General Partner's business model;

     o The 2-1/2 year deferral of 25% of IMI's receipt of the Management Fee pending the achievement of certain performance levels by the Partnership;

     o The offer of the Partnership to repurchase up to ten percent of its units; and

     o An increase by 20% in the limitation on Front-End Fees that the General Partner can earn for providing services to the Partnership.

THE EXTENSION OF THE REINVESTMENT PERIOD

     The Reinvestment Period will be extended, permitting the General Partner to reinvest cash flow, surplus funds or retained proceeds in equipment into the year 2004.

THE EXTENSION

     The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2002 and the General Partner's business model contemplates it will be liquidated by approximately January 1, 2004. The Amendments will extend that date until January 1, 2007.

THE MANAGEMENT FEE DEFERRAL

     Commencing January 1, 2003 and continuing for 2-1/2 years, IMI, a subsidiary of the General Partner, will defer receipt of 25% of the Management Fee it would otherwise be entitled to receive from the Partnership pursuant to the Partnership Agreement. For 1998, IMI was paid a Management Fee of $1,482,600.

     The time period over which IMI agrees to defer receipt of 25% of the Management Fee will end June 30, 2005. The deferred portion of the Management Fee will be accrued by IMI during the that period, and will not be earned or paid to IMI unless the IRR for the Partnership after January 1, 1999 equals or exceeds the stipulated performance target described in the IRR Protocol.

     IMI's right to be paid the deferred portion of the Management Fee will be determined by the General Partner pursuant to the IRR Protocol, and payment shall commence immediately upon the General Partner's determination that the Partnership has reached the stipulated performance target described in the IRR Protocol, subject to review by Class Counsel. The deferred portion of the Management Fee will be paid to IMI from any additional cash flow of the Partnership until the deferred portion of the Management Fee is paid in full. If the stipulated performance target is not attained, the deferred portion of the Management Fee will not be paid to IMI. See "IRR PROTOCOL."

THE REPURCHASE

     The equitable settlement provides that the Partnership will offer to repurchase from unitholders up to 10% of the total outstanding units as of June 29, 1999. Any equitable class member intending to submit for repurchase some or all of his, her or its units shall indicate this intention on the repurchase request that they receive along with the equitable notice and this solicitation statement. The repurchase price for each unit shall be determined as follows: the net asset value of the Partnership (the value of all equipment owned by the Partnership as determined by the General Partner as of the fiscal quarter immediately preceding the repurchase date, plus any cash, uncollected receivables and any other assets, less accounts payable, debts and other liabilities of the Partnership as of the same date) will be divided by the number of outstanding units to determine the net asset value per unit. The net asset value per unit will be multiplied by 80% to determine the repurchase price per unit. The repurchase of units will be completed not later than the end of the first fiscal quarter after final court approval of the settlement.

     If the eligible class members request that the Partnership repurchase more than 10% of its outstanding units, the Partnership will repurchase up to 10% of the outstanding units pro rata within certain groups of established priorities based on the number of units offered for repurchase in each such group, or as close to a pro rata basis as is reasonably possible. Any such pro rata allocation adjustment will be determined by the claims administrator, giving first priority to units owned by estates, IRAs and qualified plans, in that order, and which were purchased in the initial offering. In the event that the total number of units requested by eligible class members to be repurchased exceed 10% of that Partnership's outstanding units, the General Partner will have the option, but not the obligation, to purchase these excess units with its own monies and on its own behalf.

THE FRONT-END FEE INCREASE

     The Partnership Agreement sets limitations on the Front-End Fees that can be paid to the General Partner. These limitations are consistent with the compensatory limits set forth in the Statement of Policy of the North American Security Administrators Association, Inc. ("NASAA"). As part of the Amendments, the limitations on the Front-End Fee payments will be increased by 20%, effective January 1, 1999, to allow the General Partner to earn fees in excess of those currently available. Front-End Fees include equipment acquisition fees and lease negotiation fees, which, except for reimbursable expenses relating to equipment acquisition and leasing, are the only two categories of Front-End Fees that the General Partner will earn after January 1, 1999. The Front-End Fee increase is intended to compensate the General Partner for supervising the acquisition of Partnership equipment and arranging deliveries of equipment, and for negotiating arrangements for the initial use of the equipment on behalf of the Partnership during the Reinvestment Period. During 1996-1998, the Partnership paid the General Partner equipment acquisition and lease negotiation fees averaging $1,252,700 per year. The General Partner will earn the equipment acquisition and lease negotiation fees pursuant to the formulas already in place in the Partnership Agreement, except that, to the extent such fees otherwise would have been capped due to the NASAA limitations, the General Partner will be entitled to earn fees up to 20% in excess of such limitations. The General Partner will not be entitled to any Front-End Fees within such increased limitation which are not earned, and it is likely that the General Partner will not earn the full 20% increase in the limitation on the Front-End Fees.

COMPARISON OF EXTENDING THE REINVESTMENT PERIOD AND THE EXTENSION (AND THE BENEFITS THEREOF) TO TERMINATION OF REINVESTMENT AND LIQUIDATION AS SCHEDULED

     The Amendments are being proposed by the General Partner in connection with the equitable settlement and pursuant to the settlement stipulation. The structure, terms and conditions of the Amendments have been negotiated at arm's length with Class Counsel acting on behalf of the equitable class. The General Partner is recommending that the limited partners not vote against the Amendments because it believes, for the reasons set forth below, that extending the Reinvestment Period is in the best interests of the limited partners.

     To date, the Partnership has acquired and operated transportation equipment to generate cash flow to pay the expenses and obligations of the Partnership and to make distributions to the limited partners with any remaining cash flow. The General Partner is generally permitted to reinvest proceeds from the sale of equipment through 1999, after which the Partnership will enter the holding phase of its life. During the holding phase, the General Partner is permitted to continue leasing equipment under existing leases, to enter into new leases, or to sell equipment. Once equipment is sold during the holding phase, the proceeds may be used to repay Partnership debt, to maintain an appropriate level of working capital reserves, and to make distributions to limited partners. The proceeds cannot be reinvested in additional equipment, however. The holding phase will be followed by the liquidation phase, when the General Partner will undertake the orderly and businesslike liquidation of the equipment and will begin to wind up the affairs of, and liquidate, the Partnership. The General Partner's business model contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2004 and the Partnership Agreement contemplates that it will be liquidated by approximately January 1, 2002.

     In reviewing the Partnership's portfolio and in connection with the litigation, the General Partner analyzed the continued operation and liquidation of the Partnership substantially in accordance with the timetable described above. As a result of the review, the General Partner concluded that much of the equipment will have future cash flow generating potential from continued rentals and eventual sales proceeds and that the present value thereof will exceed the present value of continued rentals and the sales proceeds of that same equipment based upon the expected liquidation date. Much of this equipment, because of its age and/or operating characteristics, is not expected to experience significant reductions in its estimated fair market value through the Extension, yet this same equipment can be leased to third-party users at rental rates only slightly lower than those commanded by similar equipment (notwithstanding higher maintenance and repair costs on older equipment, which is taken into account when setting lease rates) that is newer and has a higher fair market value. The General Partner believes that this equipment is ideally positioned to continue to earn excellent returns for limited partners over the next five to seven years when compared to its current fair market value, and that the fair market value of the equipment will not materially decline either during the Reinvestment Period (during which time it is anticipated to remain on lease or be re-leased), or the Extension. The General Partner further believes that certain underperforming assets can be sold and replaced with assets which it believes can generate attractive returns over the next five to seven years. It should be noted that the General Partner will be entitled to equipment acquisition and lease negotiation fees when additional equipment is acquired and initially leased out. See "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

     It is important that the General Partner also have the ability to continue to reinvest the proceeds from asset sales that occur during the extended Reinvestment Period. Consistent with past practices, the General Partner will from time to time identify for sale Partnership assets which are underperforming, either because they are generating returns which are unsatisfactory when compared with their fair market value, or because the General Partner believes the cyclical market for that type of equipment is expected to remain weak for an extended period of time.

     The General Partner believes there are three primary reasons why such reinvestment is advantageous to the Partnership:

     1. The General Partner would be able to use its discretion to decide whether to make capital improvements to Partnership equipment as a result of regulatory requirements or otherwise. For example, there are instances where a regulatory agency will require that certain capital improvements be made to a type of equipment in order to keep the equipment operating in its intended service, such as a government mandated capital improvement to modify railroad cars to meet safety requirements or improvements to aircraft to comply with noise restrictions. Capital improvements are treated as an investment in equipment because they either add value to or extend the useful life of equipment, as opposed to an expense item like equipment repair and maintenance costs. The General Partner is generally not entitled to equipment acquisition fees on the cost of capital improvements, other than on capital improvements contemplated at the time equipment is purchased.

     There are also instances where the General Partner needs to have discretion to determine whether it should make nonregulatory capital improvements to the Partnership's equipment in order to improve such equipment when there is a clear economic benefit to do so. Examples include the installation of roll up doors in certain trailers to enhance their utilization and garner higher rental rates in the grocery and storage markets, and converting certain tankcars from cars that can only carry anhydrous ammonia to cars that can carry commodities earning a higher monthly rent, including liquefied petroleum gases. It is important that the General Partner have the ability to use its discretion to determine whether future similar capital improvements should be made to enhance the economic value of the Partnership equipment.

     2. The General Partner has developed significant infrastructure (trailer rental yards and railcar rental offices, both described below), and/or relationships in equipment markets where the Partnership's older assets continue to earn attractive returns. These markets include the short-term trailer rental market, the railcar market and the maritime container market. Allowing the Partnership to continue to invest in additional equipment in these markets will allow the Partnership to benefit from this infrastructure and these relationships.

     For example, in the short term trailer rental market, the General Partner has pursued a strategy designed to maximize value from the Partnership's aging fleet of trailer equipment originally leased for terms of 3 to 5 years. The General Partner has developed and controls twenty short-term rental yards throughout the U.S. From these yards Partnership trailers can be leased to a variety of customers taking advantage of both the lessee's willingness to pay a materially higher short-term rate (which also compensates the Partnership for off-lease time) versus the rate the same customer would have to pay for a longer-term commitment, and the General Partner's belief that, at some point the fair market value of a standard over-the-road trailer is not expected to materially decrease while that same trailer can continue to be leased at attractive rates. The General Partner believes that, given its trailer rental infrastructure, the purchase of trailers during the extended Reinvestment Period will enable the Partnership to take advantage of its infrastructure to generate attractive yields for the limited partners.

     Similarly, the General Partner has developed a substantial market presence and name recognition in leasing railcars and maritime containers. The General Partner believes that additional investments in these types of equipment can benefit the Partnership because of their cash flow generating potential and the General Partner's relationships with lessees. Furthermore, the General Partner believes that these equipment types will not materially decrease in value through the Extension. For example, railcars are initially leased out to lessees under master lease agreements which establish the general terms and conditions under which a lessee will subsequently enter into lease schedules relating to particular railcars. Master leases are frequently the subject of extensive negotiations between a lessor and a lessee, and, once in place, facilitate the leasing of additional railcars from time to time by a lessee. The General Partner believes that, if the Partnership can acquire additional railcars, the Partnership will be able to benefit from both its market presence and from the significant number of master leases it already has in place to rent these additional railcars at favorable rates. Likewise, the Partnership's containers are leased under utilization leases to third parties who then sublease the containers to users under master lease agreements. The General Partner believes that, if the Partnership can acquire additional containers, it will be able to lease them under similar utilization leases offering attractive returns to the Partnership.

     3. During the extended Reinvestment Period some of the Partnership equipment will be liquidated in the normal course of business, either due to casualty losses or because the General Partner determines it is in the best interests of the Partnership to do so. A portion of the Partnership's costs are fixed and, if the sales proceeds from the sale of these assets are not reinvested, the Partnership will have lower revenues while certain of its costs remain static. In order to maximize the returns to the Partnership, it is important that the Partnership maintain an optimal level of equipment and revenue production to efficiently absorb these costs.

     There is no assurance that the General Partner will be able to successfully implement the actions described above as the equipment markets in which it operates are subject to known and unknown risks, uncertainties and other factors that may cause performance to be materially different from that described above and also from historical achievements of the Partnership. See "RISK FACTORS" AND "CONFLICTS OF INTEREST."



             COMPENSATION TO THE GENERAL PARTNER AND ITS AFFILIATES

     Under the Partnership Agreement, the General Partner and its affiliates are entitled to receive compensation in connection with managing the affairs of the Partnership. Types of compensation include the Management Fee, equipment acquisition fees, lease negotiation fees, certain other fees and reimbursement of expenses.

     The following table sets forth the historical compensation and distributions paid by the Partnership to the General Partner and its affiliates for the Partnership's last three fiscal years and for the six-month period ended June 30, 1999 (historical) and the compensation and distributions that would have been paid in the last three fiscal years and for the six-month period ended June 30, 1999 if the Amendments had been in effect (pro forma). If the Amendments are approved, the increased limitation on Front-End Fees will be effective as of January 1, 1999. More complete financial information regarding the Partnership is contained in its Form 10-K for the year ended December 31, 1998 and which is included along with this solicitation statement.


                                                         Six Months
                                                           Ended                         Year Ended December 31,
                                                        June 30, 1999              1998            1997           1996
                                                        ---------------------------------------------------------------
                                                                       (Dollar amounts in thousands)
Historical:
Equipment Acquisition Fees and

   Acquisition Expenses                                      $ 468                 $1,097         $1,107         $1,064
Lease Negotiation Fees                                          67                    233            234            217
Other Front-End Fees                                            --                     --             --             --
Equipment Management Fees                                      696                  1,483          1,641          1,668
Subordinated Incentive Fee                                      --                     --             --             --
Equipment Liquidation Fee                                       --                     --             --             --
Reimbursement of Expenses                                      438                    794          1,276          1,251
General Partner Distributions                                  346                    779            869            873
                                                            ------                 ------         ------         ------
         Total Historical                                   $2,015                 $4,386         $5,127         $5,073

Pro Forma (Assuming Increase in
   Equipment Acquisition Fees):
Equipment Acquisition Fees and
   Acquisition Expenses                                     $1,214                 $1,097         $1,107         $1,064
Lease Negotiation Fees                                         263                    233            234            217
Other Front-End Fees                                            --                     --             --             --
Equipment Management Fees                                      696                  1,483          1,641          1,668
Subordinated Incentive Fee                                      --                     --             --             --
Equipment Liquidation Fee                                       --                     --             --             --
Reimbursement of Expenses                                      438                    794          1,276          1,251
General Partner Distributions                                  346                    779            869            873
                                                           -------                 ------         ------         ------
         Total Pro Forma                                    $2,957                 $4,386         $5,127         $5,073



     As set forth in the table above, the increase in the limitation on Front-End Fees will cause the General Partner to be paid $942,000 more for the first six months of 1999 than it would otherwise receive. If the General Partner were to earn the full amount of the 20% increase in the limit on Front-End Fees, additional aggregate Front-End Fees of up to $7,017,800 would be paid. It is expected, however, that additional aggregate Front-End Fees of between approximately $1,925,000 and $4,020,900 will be earned and paid because the General Partner does not expect there will be the level of reinvestment necessary for it to earn fees of 20% in excess of the current limitation. Additionally, the Management Fee, notwithstanding the potential deferral or nonpayment of 25% thereof for a two and one-half year period, will be paid for approximately 5 years beyond what is contemplated by the Partnership Agreement and 3 years beyond what is contemplated by the General Partner's business model. The General Partner has not identified any particular assets for purchase during the extended Reinvestment Period.



                    COMPARISON OF PARTNERSHIP OPERATIONS WITH
                           AND WITHOUT THE AMENDMENTS



WITHOUT THE AMENDMENTS                  WITH THE AMENDMENTS
----------------------                  -------------------
                       DURATION OF THE REINVESTMENT PERIOD

Pursuant  to Section 2.02(r) of         The Partnership will be permitted to
the Partnership  Agreement, the         reinvest in equipment through December
Partnership will not be permitted       31, 2004.
to reinvest  in  equipment  after
December 31, 1999.



                           EQUIPMENT LIQUIDATION DATE

The General Partner's  business         The General Partner anticipates that the
model  anticipates  that  the           Partnership's Equipment will be
Partnership's Equipment will be         liquidated by approximately  January 1,
liquidated  by  approximately           2007.
January 1, 2004, which is 2 years
beyond what is contemplated by the
Partnership Agreement in Section
10.01.


                               REPURCHASE OF UNITS

Pursuant to Section 6.11 of the         The  Partnership  will be obligated to
Partnership  Agreement,  the            repurchase up to 10% of the outstanding
Partnership may be obligated to         units as of June 29, 1999 at 80% of
repurchase up to 2% of the              their net asset value.  The existing
outstanding  units in any year,         annual repurchase obligation will cease.
unless the General Partner
determines that such repurchase
would either: (a) cause the
Partnership to be taxed as a
corporation; or (b) impair the
capital or operations  of the
Partnership.  The  repurchase
price is equal to 110% of the
selling limited  partner's
unrecovered  principal (i.e.,
the amount paid to the
Partnership for units less any
distributions  received from the
Partnership with respect to the
units), with priority going to
units owned by estates, followed
by IRA's and qualified plans.




                  CLASS COUNSEL FEES TO BE PAID FROM CASH FLOW

There is no provision for the           If the IRR of the  Partnership  after
payment of Class Counsel fees.          January 1, 1999  equals or exceeds the
                                        stipulated  performance  target,  Class
                                        Counsel  will be  entitled to receive a
                                        graduated percentage of the excess, paid out of the Partnership's cash flow.




                                 MANAGEMENT FEES

Pursuant to Section 2.05(f) of the      Payment of 25% of the Management Fee
Partnership Agreement, the              will be deferred for 2-1/2 years
Partnership  will continue to pay       commencing January 1, 2003  pending the
Management Fees each month to IMI,      Partnership's  attainment of certain
an affiliate of the General Partner.    performance goals; except for the
Management Fees are calculated          deferred Management Fees which will only
based on a percentage of Gross Lease    be paid if the performance goals are
Revenues, which percentage depends      met,  these fees will be paid for
on the types of leases the              approximately 5 years beyond what is
Partnership equipment is subject to     contemplated by the Partnership
and the level of services that are      Agreement and 3 years beyond what is
provided by an affiliate of the         contemplated by the General  Partner's
General  Partner. The Partnership       business  model.  Additionally,  as a
Agreement does not contain any          result of the extension of the
performance goals as a condition        Reinvestment Period, the Management Fees
to the payment of Management Fees.      from December 31, 1999 through December
                                        31, 2004 will not decrease at as great a rate as they likely would otherwise, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment.




                                 FRONT-END FEES


Pursuant to Section 2.05(h) of the      As of January 1, 1999 the limitation on
Partnership Agreement, Front-End        Front-End  Fees payable to the General
Fees paid to the General Partner        Partner will be increased by 20%, so
are  subject to the compensation        that the General Partner would be
limits set forth in the Statement       entitled to be paid, if earned,
of Policy of the North America          approximately, an additional $7,017,800
Security Administrators Association,    for a total of approximately $23,492,300
Inc.  If earned,  the  General          over the life of the Partnership for
Partner is entitled to be paid a        equipment acquisition and lease
total of approximately $16,474,500      negotiation services;  however the
over the life of the Partnership for    General Partner expects that, from
equipment acquisition and lease         January 1, 1999 through the end of the
negotiation services, including fees    extended  Reinvestment Period,
and reimbursement of expenses.          additional aggregate Front-End Fees,
Through  December  31,  1998,  the      comprised of equipment acquisition fees
General  Partner  has  been  paid       and lease negotiation fees, of between
approximately $15,939,500 for such      approximately $1,925,000 and $4,021,000
services.                               will be paid because the General Partner
                                        does not expect there will be the level
                                        of reinvestment necessary for it to earn fees 20% in excess over the current limitation. Over the life of the Partnership the General Partner anticipates that fees and expenses related to equipment acquisition and lease negotiation services of between approximately $17,864,500 and
                                        $19,960,500 will be paid.



                              CONFLICTS OF INTEREST

     General. The General Partner has fiduciary duties to the Partnerships, in addition to the specific duties and obligations imposed upon it under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partner, in managing the affairs of the Partnership, is expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the limited partners. Under these fiduciary duties, the General Partner is obligated to ensure that the Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the General Partner being opposed to, or not aligned with, the interests of the limited partners. Accordingly, the General Partner has assessed the potential benefits to be derived by limited partners from the Amendments. Notwithstanding any conflict of interest, after consideration of the terms and conditions of the Amendments, the General Partner recommends that limited partners do not submit a No Vote and do not object to the settlement.

     Conflict of Interest of General Partner. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect. As part of the Amendments, the limitation on Front-End Fees that can be paid to the General Partner by the Partnership will be increased by 20% so that the General Partner can earn such fees in excess of the amount proscribed in the Statement of Policy of the North American Securities Administrators Association, Inc. effective January 1, 1999. As a result of extending the Reinvestment Period, the General Partner will earn Front-End Fees, comprised of equipment acquisition and lease negotiation fees, from the Partnership for 5 additional years; during 1996 through 1998 the Partnership paid the General Partner equipment acquisition and lease negotiation fees averaging $1,252,700 per year.

     IMI, an affiliate of the General Partner, will earn Management Fees for 5 years beyond what the Partnership Agreement contemplates and 3 year beyond what the General Partner's business model contemplates. During 1996 through 1998 IMI was paid Management Fees averaging $1,597,200 per year. Additionally, the ability to reinvest from December 31, 1999 through December 31, 2004 will result in the level of Management Fees not decreasing at as great a rate as they likely otherwise would, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment. Although the payment of 25% of the Management Fee will be deferred for 2-1/2 years commencing January 1, 2003 until certain performance goals are attained, the payment of any accrued deferred fees will be accelerated (and paid in a lump sum) upon a Change of Control occurring after January 1, 2003 if the General Partner and Class Counsel agree that the stipulated performance target described in the IRR Protocol would have been attained absent the Change of Control.

     Conflict of Interest of Class Counsel. In assessing Class Counsel's support of the equitable settlement of which the proposed Amendments form an integral part, limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to such support. The fees and expenses of Class Counsel, if approved by the court, will be paid in part from the settlement fund provided by the Defendant pursuant to the monetary settlement. Also, as part of the equitable settlement, Class Counsel will apply for an additional fee and expense award. With respect to the Equitable Class Fee and Expense Award, commencing January 1, 1999, the General Partner will calculate the IRR on any distributions made to the limited partners. At the time, if ever, that the IRR for the Partnership after January 1, 1999 equals or exceeds 12% (the stipulated performance target described in the IRR Protocol for this purpose, and defined as the "over 12% class distributions"), Class Counsel will be entitled to receive from each future distribution to the unitholders, a percentage of the over 12% class distributions, such percentage to be established by the court in connection with Class Counsel's application for an Equitable Class Fee and Expense Award in an amount not to exceed 27.5% of the first $10 million of the over 12% class distributions for each Fund, 22.5% of such distributions between $10 million and $20 million, 15% of such distributions between $20 million and $30 million, and 10% of such distributions exceeding $30 million, plus court costs and other expenses of Class Counsel, to the extent not previously recovered from the defendants. See also "RISK FACTORS
- Conflicts of Interest" which describes the circumstances under which the payment of the Equitable Class Fee and Expense Award will be accelerated.


                                  IRR PROTOCOL

     For IMI to begin to receive the deferred portion of its Management Fee, the IRR calculation in substance requires an annualized increase of at least 10% in the actual cash flow relative to the cash flow which is assumed would have been received by the unitholders (beginning with January 1, 1999) if the Partnership were to be liquidated on its current schedule ("Assumed Cash Flow"). Similarly, for Class Counsel to begin to receive the Equitable Class Fee and Expense Award, the IRR calculation requires an annualized increase of at least 12% in actual cash flows relative to Assumed Cash Flows.

     THE IRR PERCENTAGE PERTAINING TO THE GENERAL PARTNER'S DEFERRED PORTION OF THE EQUIPMENT MANAGEMENT FEE AND CLASS COUNSEL'S EQUITABLE CLASS FEE AND EXPENSE AWARD EARNED AFTER JANUARY 1, 1999 DOES NOT REPRESENT A PERCENTAGE RETURN ON EITHER A UNITHOLDER'S ORIGINAL OR REMAINING INVESTMENT IN A PARTNERSHIP. Rather, these IRR percentages are calculated as the difference between the actual cash distributed to the unitholders in each Fund after January 1, 1999 and the Assumed Cash Flow. The IRR calculation will determine the annualized rate of return after January 1, 1999 taking into account when the cash flows are realized, and in effect, represents a return with respect to the Assumed Cash Flow as if such Assumed Cash Flow were an investment of the unitholders in the Partnership. As an example, an IRR of 10% could result if the IRR after January 1, 1999 is positive every year from 1999 to 2006 or if the IRR after January 1, 1999 is zero for several years (as an example, from 1999 to 2002) and then positive for several years (as an example, from 2003 to 2006). The IRR Protocol also provides that the Deferred Managed Fee and the Equitable Class Fee and Expense Award will become payable in a lump sum as a result of a Change of Control if the General Partner and Class Counsel agree that the stipulated performance target(s) in the IRR Protocol would have been attained absent the Change of Control. Such fees will be an obligation of the Partnership to be paid from moneys that will be distributed to the equitable class members or would have otherwise been distributed absent the rollup or tender transaction.



                             TEXT OF THE AMENDMENTS

AMENDMENT I - THE EXTENSION

     Section 10.01(e) of the Partnership Agreement for Fund VI will be amended to provide that an event of dissolution of the Fund shall occur when the General Partner determines that it is necessary to commence the liquidation of the Equipment (as defined in the Partnership Agreement) to complete the liquidation by January 1, 2007. Section 10.01(e) will be deleted and replaced in its entirety so that the introductory sentence (which will not change) and amended subsection (e) will read as follows:

          "Events of Dissolution. The Partnership shall be issolved and shall commence the orderly liquidation of its assets upon the first to occur of any of the following:

                                      * * *

          (e) The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and businesslike fashion prior to January 1, 2007."

AMENDMENT II - FRONT-END FEE INCREASE

     Section 2.05(h) of the Partnership Agreement for Fund VI will be amended to increase the limitations on the General Partner's Fees by 20% of the limitations presently stated in the Partnership Agreement so as to allow the General Partner to earn fees in excess of the compensatory limitations set forth in the Statement of Policy of the North American Securities Administrators Association, Inc. during the extended Reinvestment Period. Specifically, the first clause of the first sentence of section 2.05(h) will be deleted and replaced in its entirety as follows:

          "Limitation of Fees The General Partner shall not receive fees in excess of 120% of the following limitations which shall apply to the amount of Capital Contributions which must be committed to Investment in Equipment:"

AMENDMENT III - EXTENSION OF THE REINVESTMENT PERIOD

     Section 2.02 (r) of the Partnership Agreement for Fund VI will be amended to allow the General Partner to reinvest such amounts through 2004. Specifically, Section 2.02(r) will be amended by deleting only the language that states "for six years after the year which includes the Funding Date" and replacing such language with "until December 31, 2004".

AMENDMENT IV - THE REPURCHASE

     Section 6.11 of the Partnership Agreement for Fund VI is amended to allow repurchase by the Partnership of up to 10% of its outstanding units at 80% of net asset value in accordance with the terms of the settlement stipulation and the Repurchase Protocol which is Exhibit C to the stipulation. Section 6.11 will be amended by adding the following language at the end of the section:

          "Notwithstanding any terms of the preceding paragraph, from June 29, 1999 forward the following terms of Section 6.11 will govern and control all Limited Partners' and the General Partner's rights and obligations regarding repurchase of outstanding Units. The Partnership will repurchase up to 10% of the then total outstanding Units as of June 29, 1999 ("Outstanding Units"). Any Unitholder that intends to submit for repurchase some or all of his, her or its Units must indicate this intention on the Request to Repurchase Form that has been mailed to the Limited Partners along with the Equitable Settlement Hearing Notice and Solicitation Statement. The repurchase price for each Unit shall be determined as follows: the Net Asset Value of the Partnership (defined below) as of the fiscal quarter immediately preceding [ADD THE LAST DATE TO FILE THE REPURCHASE REQUEST] will be divided by the number of Outstanding Units to determine the Net Asset Value per Unit. The Net Asset Value per Unit will be multiplied by 80% to determine the repurchase price per Unit (the "Repurchase Price"). The repurchase of Units will be completed no later than the end of the fiscal quarter following the fiscal quarter during which the United States District Court for the Southern District of Alabama enters an order granting final approval of the Equitable Class Action Settlement. If the Unitholders request the Partnership to repurchase more than 10% of its Units, the Partnership will repurchase up to 10% of the Units, pro-rata based on the number of Units offered for repurchase, or as close to a pro-rata basis as is reasonably possible. Any such pro-rata allocation adjustments will be determined by the Claims Administrator who will give priority according to the order of preference for each category set forth below in this paragraph. To the extent that the demand in any category would exhaust the 10% number then all Unitholders in that category will have their Units repurchased on a pro rata basis, rounded up to the nearest whole Unit, and the Unitholders in the remaining categories will not have the option of having their Units repurchased. The order of preferences is: (1) Units owned by estates, IRAs and Qualified Plans which were purchased as part of the initial offering; (2) Units owned by Limited Partners which were purchased as part of the initial offering; (3) Units owned by Limited Partners which were purchased after the initial offering; (4) Units owned by Unitholders which were purchased after the initial offering. In the event that the total number of Units requested to be repurchased exceeds 10% of the Partnership's Units, the General Partner will have the option, but not the obligation, to purchase these excess Units with its own monies and on its own behalf."

          "Net Asset Value" of the Partnership means the value of all Equipment owned by the Partnership and as determined by the General Partner (and subject to consultation with Class Counsel's valuation expert) plus any cash, uncollected receivables and any other assets, less accounts payable, debts and other liabilities of the Fund as of the fiscal quarter immediately preceding the repurchase date."

AMENDMENT V - ENABLING AMENDMENTS

     Article XVIII of the Partnership Agreement for Fund VI will be amended to provide: (a) that the limited partners may amend the Partnership Agreement to make all amendments necessary to this equitable settlement, including amendments to Section 10.01 thereof; and (b) that any such amendment may be made by approval of a Majority in Interest as provided for in amended Article XV, below.
Article XVIII shall remain the same except that the first provision of the second paragraph will be deleted and replaced in its entirety as follows:

          "[P]rovided, however that the Limited Partners may not amend this Agreement to extend the Partnership term or to change the provisions of Section 10.03;"

     Additionally, a new paragraph will be added at the end of Article XVIII as follows:

          "Approval of a Majority in Interest to all amendments of this Agreement necessary to effectuating the Equitable Class Settlement shall be deemed to have been given if less than half of the Units held by Limited Partners vote against any such amendment proposed by the _____, 1999 Solicitation Statement, as provided for in amended Article XV of this Agreement."

AMENDMENT VI - ACTIONS BY LIMITED PARTNERS

     Article XV of the Partnership Agreement for Fund VI will be amended to provide that written consent of the limited partners respecting any matters in connection with the equitable settlement shall be deemed to have been given unless limited partners holding more than one half of the units vote against any such matter. Article XV will be amended to add the following language to the end of the fourth paragraph of Article XV:

          "Provided, however, that effective written consent by a Majority in Interest of the Limited Partners to any proposed action set forth in the ______, 1999 Solicitation Statement and in connection with the Equitable Class Settlement, shall be deemed to have been given, unless Limited Partners holding more than half of the outstanding Units in such Limited Partnership vote against any such action."

AMENDMENT VII - DISPUTES AND RESOLUTIONS

     Article XIV of the Partnership Agreement for Fund VI will be amended to provide that all disputes relating to, or arising out of this settlement, shall be subject to the court's continuing jurisdiction over the interpretation and administration of this settlement and all the settlement documents incorporated herein. Article XIV will be amended by adding the following language to the end of the paragraph:

          "Provided, however, that any and all disputes relating to or arising out of the Equitable Class Action Settlement approved by the Federal District Court for the Southern District of Alabama by final order, including all issues pertaining to the interpretation and administration of the Stipulation of Settlement and all its exhibits, shall be subject to the continuing and exclusive jurisdiction of the Federal District Court for the Southern District of Alabama."


                                VOTING PROCEDURES

TIME OF VOTING AND RECORD DATE

     Limited partners holding units as of the Record Date (i.e.,  June 29, 1999)
have until the Voting Deadline (i.e.,                , 1999) to vote against the
Amendments. If you approve of the Amendments, you need not do anything.

     As of the Record Date, the following number of units were held of record by the number of limited partners indicated below:


 Number of    Number of Units        Number of Units Voting No Required for the
 Limited      Held of Record                       Partnership
 Partners                            Not to Participate in Equitable Settlement
----------    ---------------        -------------------------------------------




     LIMITED PARTNERS WHO FAIL TO RETURN THE FORM FOR VOTING AGAINST THE AMENDMENTS WILL BE TREATED AS IF THEY HAD VOTED IN FAVOR OF THE AMENDMENTS. DO NOT RETURN THE FORM IF YOU APPROVE OF THE AMENDMENTS.

     The number of units entitled to vote against the Amendments is equal to the number of units held by limited partners of record at the Record Date. The Partnership Agreement gives the limited partners the power, by a majority vote, to approve each individual Amendment. However, as structured in the settlement, unless a majority of units held by limited partners vote against one or more of the Amendments, in which event the Partnership will not participate in the settlement, approval of the Amendments is in the sole discretion of the court.

NO VOTE

     Limited partners that wish to vote against the Amendments must send their No Vote (attached as Exhibit A), indicating to which Amendment(s) they object, Gilardi & Co., 1115 Magnolia Avenue, Larkspur, CA 94977, as soon as possible but in no event later than the expiration of the Voting Deadline (_______________, 1999). The notice must contain the name and address of the limited partner and the number of units so held, and the Amendment(s) to which they object. Limited partners also have the right to object to the settlement at or before the fairness hearing, whether or not they have submitted a Notice of Vote Against the Amendments in connection with this solicitation statement.

     The General Partner recommends that limited partners not vote against the Amendments.

REVOCABILITY OF NO VOTE

     Limited   partners   may  revoke  their  No  Vote  at  any  time  prior  to
________________, 1999, by mailing a revocation to the address above (which revocation must be received by the General Partner on or prior to such date).

NO APPRAISAL RIGHTS

     Neither the Partnership Agreement nor state law provides for dissenters' or appraisal rights to limited partners who object to the Amendments. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such right will be provided by the Partnership in connection with the Amendments.

INFORMATION SERVICES

     The General Partner and its officers, directors and employees may assist in providing information to limited partners in connection with any questions they may have with respect to this solicitation statement and the procedures to vote against the Amendments.



                                   APPENDIX A

                     FORM FOR VOTING AGAINST THE AMENDMENTS

                                     FUND VI

     IF YOU APPROVE OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT, DO NOT COMPLETE AND SUBMIT THIS FORM. YOU NEED DO NOTHING TO INDICATE YOUR APPROVAL. THIS FORM SHOULD BE USED ONLY BY PERSONS WHO WISH TO VOTE AGAINST ONE OR MORE OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

     The  undersigned   limited  partner  hereby  votes  against  the  following
amendment(s) of the Partnership Agreement, as more fully described in the solicitation statement dated __________________, 1999.


-------------------------------------------------------------------------------

Number of units held by voting limited partner: ________________________________

Amendments Voted Against:
No. I: ___        No. III: ___          No. V:  ___    No. VII:  ___
No. II:___        No. IV: ___           No. VI: ___



Address of Limited Partner:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security or Taxpayer Identification No.:_______________________

I/we hereby certify that the foregoing information is complete and accurate.

--------------------------------------------------------------------------------

Print or type name of limited partner(s) as it appears on the most recent account statement.



Signature of Limited Partner                                  Date
--------------------------------------------------------------------------------


Signature of Co-Owner                                         Date
--------------------------------------------------------------------------------

     YOU MUST PROVIDE ALL OF THE INFORMATION REQUESTED ABOVE IN ORDER TO SUBMIT A VALID VOTE AGAINST ANY OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

     THE DEADLINE FOR SUBMISSION OF THIS NO VOTE IS ____________________, 1999.

     VOTING NOTICES SHOULD BE SENT TO:

                              Gilardi & Co.
                              1115 Magnolia Avenue
                              Larkspur, CA 94977